Exhibit 10.19

INTERIM SERVICE AGREEMENT

Agreement dated as of the 10th day of October, 2001 (the “Agreement”), among Staff Leasing, Inc. (d/b/a Gevity HR), a Florida corporation (the “Company”) and James F. Manning (the “Executive”).

WITNESSETH

WHEREAS, the Company has terminated the service of Chairman of the Board and Chief Executive Officer, Michael K. Phippen, but has not yet hired a replacement; and

WHEREAS, the Company wishes to engage the services of the Executive for the interim period provided in this Agreement and the Executive wishes to provide interim services to the Company for such period, on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Services. The Company hereby agrees to engage the services of the Executive, and Executive hereby agrees to serve as interim Chairman of the Board and Chief Executive Officer of the Company, subject to the terms and conditions of this Agreement, during the period commencing on October 10th, 2001 (“Commencement Date”) and continuing for at least six (6) months (the “Initial Period”), subject to earlier termination as herein provided, with the option of renewal for up to a period of time totaling one (1) year from the Commencement Date (“Renewal Period”) upon the request of the Company agreed to by the Executive. In order to exercise its renewal option, the Company must give the Executive notice thereof at least ten business days before the expiration of the Initial Period (or before the expiration of any previous portion of the Renewal Period for which this Agreement was extended). Such notice shall specify the period through which the Company requests renewal. The Executive shall promptly advise the Company whether he agrees to such renewal request.

2.    Duties and Responsibilities.

(a)    During the Initial Period and any Renewal Period, Executive shall devote his business time, attention and best efforts to the business of the Company, and shall use Executive’s best efforts to perform faithfully and efficiently Executive’s duties and responsibilities as set forth below. Executive shall not, without the consent of the Company, be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage.

(b)    Executive hereby agrees to serve, upon the terms and conditions herein contained, as Chairman of the Board and Chief Executive Officer of the Company. Executive shall report directly to the Board of Directors of the Company (the “Board”). Executive shall have those powers and perform such services and duties for the Company consistent with his positions as Chairman of the Board and Chief Executive Officer, which shall include, without limitation, the power of supervision and control over and responsibility for the general management and operation of the Company.

3.    Compensation.

(a)    Base Salary. During the Initial Period and any Renewal Period, Executive shall be paid a monthly salary, in cash, of $75,000. The salary shall be payable in accordance with the Company’s regular payroll practices.

(b)    Reimbursement of Expenses. During the Initial Period and any Renewal Period, the Company shall reimburse Executive in accordance with Company policies for all expenses reasonably and actually incurred by Executive in the performance of Executive’s duties hereunder.

(c)    Non-Entitlement of Benefits. Executive acknowledges that he shall not be entitled to any benefits, nor shall Executive be granted any options to purchase common stock of the Company during the term of the Agreement.

4.    Termination of Service During the Initial Period.

(a)    Death or Disability. This Agreement shall terminate upon Executive’s death. The Company may terminate Executive’s service for Disability. For purposes of this Agreement, “Disability” shall mean the failure of Executive due to mental or physical illness to substantially perform his duties on a full-time basis.

(b)    Cause. During the Initial Period or any Renewal Period, the Company may terminate Executive’s service for Cause. For purposes of this Agreement, “Cause” shall mean:

(i) the willful and continued failure by Executive to perform substantially Executive’s duties with the Company (other than any such failure resulting from Executive’s incapacity due to physical or mental illness); or

(ii) gross negligence or willful misconduct by Executive in the execution of Executive’s professional duties; or

(iii) conviction of Executive of, or a plea by Executive of nolo contendere to, a felony; or

(iv) a material breach by Executive of this Agreement; or

(v) any misuse, misappropriation or embezzlement by Executive of funds or property belonging to the Company or any of its affiliates; or

(vi) use of alcohol or drugs which either interferes with the performance of Executive’s duties hereunder or compromises the integrity and reputation of the Company, its affiliates, their employees or its investments.

Upon a termination for Cause, the Executive shall be entitled to no further compensation under this Agreement.

        (c)    Termination Upon Employment of Successor. If the Company employs a person who shall be elected to either of the offices of Chairman of the Board or Chief Executive Officer during the Initial Period, the Company may, at its option, terminate the services of the Executive upon payment to him of the remaining compensation due him for the balance of the Initial Period.

5.    Termination During the Renewal Period. The services of the Executive may be terminated at any time, at the option of the Company, during the Renewal Period. Any termination of the Executive during the Renewal Period shall be effected by a written notice of termination, given in accordance with this Agreement, which specifies the termination date and which must be received by the Executive at least ten (10) days prior to the intended termination date. Upon such termination, the Executive shall be paid any accrued but unpaid compensation due hereunder through the end of the month in which the termination date occurs and any unpaid reimbursement of expenses due hereunder.

6.    Restrictive Covenants.

        (a)    Confidential Information. In the course of involvement in the Company’s activities or otherwise, Executive has obtained and may obtain confidential information concerning the Company’s businesses, operations, financial affairs, organizational and personnel matters, policies, procedures and other non-public matters, and those of third parties. Such information (“Confidential Information”) may have been or be provided in written form or orally. All such Confidential Information has been and will be provided subject to Executive’s continuing obligation to use and protect the Confidential Information. In order to induce, and in consideration of, the provision to Executive of Confidential Information, as a condition to its continued receipt by Executive, and without prejudice to or limitation on any other confidentiality obligations imposed by agreement or by law, Executive undertakes to use Confidential Information, whenever provided, in accordance with any restrictions placed by the Company on its use or disclosure. Without limiting the foregoing, except as authorized by the Company or as required by law, Executive may disclose or allow disclosure of any Confidential Information, or of any information derived therefrom, in whatever form, only to a person who is then a director, officer, employee attorney or agent of the Company and who, in Executive’s reasonable good faith judgment, has a need to know the Confidential Information or information derived therefrom in furtherance of the business the Company. The foregoing obligations will survive, and remain binding and enforceable notwithstanding the expiration of the Initial Period or any Renewal Period, any termination of Executive’s service or any settlement of the financial rights and obligations arising from Executive’s service.

        (b)    Non-Solicitation of Employees. During the Initial Period and any Renewal Period, Executive agrees that Executive will not, in any manner, directly or indirectly, solicit any person who is an employee of the Company and is employed either: (i) as a director or in a managerial or in any skilled or technical capacity; or (ii) who is in possession of Confidential Information and with whom the Executive had business dealings in the course of Executive’s service, to apply for or accept service with any Competitive Enterprise. The term “Solicit” as used in this paragraph means any communication of any kind whatsoever, regardless of by whom initiated, inviting, encouraging or requesting any employee of the Company to take or refrain from taking any action.

        (c)    Non-Solicitation of Clients. During the Initial Period and any Renewal Period, Executive agrees that Executive will not, in any manner, directly or indirectly: (i) solicit by mail, by telephone, by personal meeting or by any other means, either directly or indirectly, any client of the Company to whom Executive provided services, or for whom Executive transacted business, or whose identity became known to Executive in connection with Executive’s service with the Company to transact business with a Competitive Enterprise or reduce or refrain from doing any business with the Company; or (ii) interfere with or damage (or attempt to interfere with or damage) any relationship between the Company and any such client. The term “Solicit” as used in this paragraph means any communication of any kind whatsoever, regardless of by whom initiated, inviting, encouraging or requesting any client or prospective client to take or refrain from taking any action.

7.    Injunctive Relief; Submission to Jurisdiction.

        (a)    Executive acknowledges that a violation on Executive’s part of any of the covenants contained in Section 6 hereof would cause immeasurable and irreparable damage to the Company in an amount that would be material but not readily ascertainable, and that any remedy at law would be inadequate. Accordingly, and notwithstanding the provisions of Section 7(b), Executive agrees that the Company shall be entitled (without the necessity of showing economic loss or other actual damage) to injunctive relief in any court of competent jurisdiction for any actual or threatened violation of any such covenant in addition to any other remedies it may have. Executive agrees that in the event that any arbitrator or court of competent jurisdiction shall finally hold that any provision of Section 6 shall hereof is void or constitutes an unreasonable restriction against Executive, the provisions of such Section 6 shall not be rendered void but shall be deemed to be modified to the minimum extent necessary to remain in force and effect for the greatest period and to such extent as such arbitrator or court may determine constitutes a reasonable restriction under the circumstances.

        (b)    Subject to the provisions of Section 7(a), Executive and the Company hereby irrevocably submit to the exclusive jurisdiction of the courts of Florida over any suit, action or proceeding arising out of or relating to this Agreement. Nothing herein shall preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this paragraph. The agreement of the parties to this forum is independent of the law that may be applied in the action, and the parties agree to this forum even if the forum may under applicable law choose to apply non-forum law. The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in such court. Subject to the provisions of Section

7(a), the parties undertake not to commence any action arising out of or relating to this Agreement in a forum other than the forum described in this Section 7(b). The parties agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon the parties.

8.    Representation; Work Product.

        (a)    Executive represents, warrants and covenants that:

      (i)    Executive has the full right, title and authority to enter into this Agreement and perform Executive’s obligations hereunder;

      (ii)    Executive has not granted, nor will grant, any right, do any act or enter into any agreement or understanding whatsoever which may or will prevent, impair or hinder the full performance of Executive’s obligations hereunder; and

      (iii)    Executive shall not do any act, fail to do any act or make any statement whatsoever which may or will impair, impugn, denigrate, disparage or negatively reflect upon the name, reputation or business interests of the Company.

        (b)    The Company represents, warrants and covenants that it has the full right, title and authority to enter into this Agreement and perform its obligations hereunder.

        (c)    Executive acknowledges and agrees that any and all plans, concepts, ideas, materials and similar work product made or developed by Executive in connection with the rendering of Executive’s services while employed by the Company (collectively, the “Material”) shall be disclosed to the Company and all intellectual property rights in such designs or works shall rest absolutely in the Company, which shall be entitled, as far as the law permits, to the exclusive use thereof and shall, at all times, be and remain solely and exclusively the property of such entity or entities for such entity’s or entities’ exploitation in any manner or media as it may deem appropriate throughout the world and in perpetuity. Notwithstanding the above, Executive hereby assigns and shall at any time assign to the Company, all rights to the Material, including without limitation, all copyrights and renewals and extensions thereof. The Company and such assignees shall have the right in its or their sole discretion to edit, delete from and/or rearrange the Material and any recordings thereof and to exploit the Material at any time or times by any means the Company or such assignees may deem desirable.

9.    Successors.

        (a)    This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution, and any assignment in violation of this Agreement shall be void. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal representatives.

        (b)    This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns.

        (c)    The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, or any business of the Company for which Executive’s services are principally performed, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

10.    Benefits. Executive hereby agrees that in consideration for the payments to be received under this Agreement, Executive waives any and all rights to any payments or benefits under any plans, programs, contracts or arrangements of the Company or its respective affiliates, except as herein provided.

11.    Indemnification. The Company shall indemnify Executive to the fullest extent provided for in its Articles of Incorporation and Bylaws and under the Florida Business Corporation Act.

12.    Withholding. All payments to be made to Executive hereunder will be subject to all applicable required withholding of federal, state, local and foreign income and service taxes.

13.    Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered or sent by telephone facsimile transmission, personal or overnight couriers, or registered mail with confirmation or receipt, addressed as follows: if to Executive, at Executive’s last known address in the records of the Company; if to the Company, at the Company’s principal executive offices.

14.    Waiver of Breach and Severability. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by either party. In the event any provision of this Agreement is found to be invalid or unenforceable, it may be severed from the Agreement and the remaining provisions of the Agreement shall continue to be binding and effective.

15.    Entire Agreement; Amendment.

        (a)    This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and except as otherwise set forth herein, supersedes all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral, with respect to the subject matter hereof.

        (b)    No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by the parties hereto.

16.    Governing Law. THE INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO THE PRINCIPLE OF CONFLICTS OF LAWS.

17.    Headings. The headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

STAFF LEASING, INC.
By:
Name:
Title:
EXECUTIVE:

James F. Manning

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